                                                                   EXHIBIT 10.16

                      PRODUCT JOINT DEVELOPMENT AGREEMENT

This Agreement is made as of January 21 , 1997 (Effective Date) by and between Toshiba Corporation, a Japanese corporation, with executive offices at 1-1, Shibaura 1-chome, Minato-ku, Tokyo 105-01, Japan ("Toshiba") and NeoMagic Corporation ("NeoMagic"), a Delaware corporation, with offices at 3260 Jay Street, Santa Clara, California 95054.

                                   RECITALS

          Whereas, NeoMagic or its wholly (100%) owned companies (including but not limited to NeoMagic International Corporation, hereinafter referred to as "Associated Companies") have developed and own certain proprietary semiconductor technologies enabling the integration of microcontroller logic cells and memory cells on a single semiconductor device as well as certain proprietary technologies with respect to microcontroller logic cell itself;

          Whereas, Toshiba has developed and owns certain proprietary technologies with respect to memory modules; and

          Whereas, NeoMagic desires to collaborate with Toshiba and Toshiba is ready to accept to collaborate with NeoMagic to jointly develop integrated circuit chip by using of both technologies, under the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

                                    PART I
                                  DEFINITIONS

I.1 "Cell Set Library" means a number of primitive logic elements, such as invertors, buffers, NAND, AND, NOR, XOR, SNOR, AND/OR and OR/AND gates, adders muxs, comparators, latches and flip-flops, all designed using a fixed cell height so as to be usable with commercially available standard cell automatic place and route software tools.

I.2 "DRAM Module" means a 20Mbit or larger dynamic random access memory module designed on Toshiba's proprietary 64M DRAM second generation process and developed hereunder by Toshiba.

I.3       "Logic Portion" means collectively the logic circuity described in
          Exhibit III.

I.4 "Product(s)" means the integrated circuit chip (whether in bear wafer or assembled) to be jointly developed by NeoMagic or its Associated Companies and Toshiba hereunder, which chip is to include a DRAM Module and Logic Portion in a single chip.


                       Confidential Treatment Requested
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                                    PART II
                            DEVELOPMENT OF PRODUCTS

II.1 Soon after the Effective Date, both parties shall discuss and establish a schedule including interim milestones for the development of Products to be performed in accordance with the procedures described in this Part II, which schedule may be modified or adjusted upon mutual agreement of both parties. Both parties shall use their good faith, reasonable best efforts to develop the Products and to provide the other party with the results of its development efforts such as appropriate design database and situation environments, in accordance with such schedule.

II.2 Toshiba shall provide NeoMagic with Toshiba's technical information for HSO. 4um base dRAMASIC, as listed in Exhibit I attached hereto, and which Toshiba deems reasonably necessary for the joint development activities contemplated hereunder.

II.3 Upon receipt of the above design rules and technical information from Toshiba, NeoMagic or its Associated Companies shall develop Cell Set Libraries (except those already developed by Toshiba, if any).

II.4 Toshiba shall develop DRAM Module of the Products in accordance with the target specifications of the DRAM Module as set forth in Exhibit II attached hereto, and shall deliver to NeoMagic the design information of the so-developed DRAM Module.

II.5 Upon receipt of the design information of DRAM Module from Toshiba, NeoMagic or its Associated Companies shall develop the Logic Portion using the Cell Set Libraries developed under Article 2.3 above, in an appropriate manner so that DRAM Module developed by Toshiba pursuant to Article 2.4 above can be merged into the developed Logic Portion to constitute a whole Product, and shall provide Toshiba with mask database, and specification and any design information, as set forth in Exhibit III attached hereto, of the so-developed Logic Portion.

II.6 Upon receipt of the mask database and other necessary information from NeoMagic or its Associated Companies, Toshiba shall merge its developed DRAM Module into such database, and eventually create final mask database of Products. Toshiba will also manufacture, test and supply to NeoMagic prototype wafers of Products. NeoMagic shall bear only the cost of production for sorted and memory-repaired wafers received by NeoMagic from Toshiba and the cost of the final mask production.

II.7 From time to time as appropriate in the course of the development activities hereunder, each party shall provide the other party with additional technical information to the extent it deems reasonably necessary for such other party to conduct the activities contemplated hereunder.

II.8 Unless otherwise specified herein, each party shall bear any and all of its own costs and expenses incurred in connection with the development activities contemplated hereunder.

                                   PART III
                              SUPPLY OF PRODUCTS

III.1 Toshiba will warrant that it has made best efforts to ascertain that the prototype wafers of products to be supplied under Article 2.6 conforms to mask database and other design information provided by NeoMagic or its Associated Companies. Toshiba's obligation in case said warranty is not fulfilled shall only to make reasonable efforts to deliver conforming prototype wafers to NeoMagic or, at Toshiba's sole discretion, to refund to NeoMagic the applicable costs paid to Toshiba by NeoMagic under Article 2.6 with respect to said prototype wafers. THE WARRANTY SET FORTH HEREIN IS INCLUSIVE, AND TOSHIBA HEREBY DISCLAIMS ALL OTHER WARRANTIES IN RELATION TO THIS AGREEMENT, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF RELIABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT, OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE REGARDING PROTOTYPE WAFERS OF PRODUCTS.

III.2 Toshiba will supply to NeoMagic wafers in commercial production to be used for the manufacture of Products by NeoMagic under a separate wafer supply agreement to be executed between Toshiba and NeoMagic, and the terms and conditions to be applied and govern such transactions shall be set forth therein in detail.

III.3 NeoMagic shall purchase wafers for the Products only from Toshiba (including its subsidiaries), and Toshiba (including its subsidiaries) shall supply such wafers as finished Products only to NeoMagic or at the order of NeoMagic. NeoMagic and its Associated Companies otherwise have the exclusive right (even with respect to the Toshiba and its subsidiaries) to sell and control the sale of Products.

                                    PART IV
                         INTELLECTUAL PROPERTY RIGHTS

IV.1      Technical Information. All intellectual property and related rights in
          ---------------------
          and to technical information of either party (including the Associated Companies) which is provided to the other party in the course of the development of the Product(s) or its portion hereunder shall continue to belong to such providing party. Especially, all intellectual property and related rights in and to Toshiba's design rules and process information shall continue to belong to Toshiba.

IV.2      Intellectual Property. All patents and other intellectual property and
          ---------------------
          related rights in and to all inventions made and technical information developed solely by NeoMagic or its Associated Companies in the course of the development efforts hereunder ("NeoMagic's Inventions") shall belong exclusively to NeoMagic or its Associated Companies. All patent and other intellectual property and related rights in and to all inventions made and technical information developed solely by Toshiba in the course of the development efforts hereunder ("Toshiba's Inventions") shall belong exclusively to Toshiba. All patents and other intellectual property and related rights in and to all inventions made and technical information developed jointly by NeoMagic or its Associated Companies and Toshiba shall be jointly owned by NeoMagic or the pertinent Associated Company and Toshiba. Subject to the provisions of Section 3.3, each party (including the Associated Company if the Associated Company is a joint owner) has the right to grant licenses to any third party without accounting to the other party (including the Associated Company if the Associated Company is a joint owner).

IV.3      Product Rights. Title to and interest in mask work rights shall be
          --------------
          owned by NeoMagic for the Logic Portion of the Products. Title to and interest in mask work rights shall be owned by Toshiba for the DRAM Module in the Products. Subject to Toshiba's mask work rights set forth above, NeoMagic shall retain ownership of the masks and Products. This Agreement shall not be construed as granting or conferring any intellectual property rights of Toshiba or NeoMagic specified in Part IV of this Agreement or with respect to the Products except as specified herein.

                                    PART V
                              USE OF TECHNOLOGIES

V.1 NeoMagic and its Associated Companies hereby grants to Toshiba a right to use any technical information disclosed to Toshiba hereunder, NeoMagic's or its Associated Companies' Inventions and any and all of its intellectual property rights with respect thereto, solely (i) to design, and develop or have developed by its subsidiaries Products as stipulated under Part II; and (ii) to manufacture or have manufactured by its subsidiaries, and sell to NeoMagic Products.

V.2 Toshiba hereby grants to NeoMagic and its Associated Companies a right to use any technical information disclosed to NeoMagic or its Associated Companies hereunder, Toshiba's Inventions and any and all of its intellectual property rights with respect thereto, to design and develop Products as stipulated under Part II.

                                    PART VI
                              GENERAL PROVISIONS

VI.1      Confidentiality
          ---------------

          (a)         Confidential Information. "Confidential Information" means
                      ------------------------
               any confidential technical data, trade secret, know-how or other confidential information disclosed by any party (including the Associated Companies) hereunder in writing, orally, or by drawing or other form and which shall be marked by the disclosing party as "Confidential" or

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
                      "Proprietary". If such information is disclosed orally, or through demonstration, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and reduced in writing and delivered to the receiving party within ten (10) days of such disclosure.

          (b)         Exclusions.  Notwithstanding the foregoing, Confidential
                      ----------
               Information shall not include information which:

               (i)                 is known to the receiving party at the time
                      of disclosure or becomes known to the receiving party without breach of this Agreement;

               (ii)                is or become publicly known through no
                      wrongful act of the receiving party or any subsidiary of the receiving party;

               (iii)               is rightfully received from a third party
                      (excluding the Associated Companies) without restriction on disclosure;

               (iv)                is independently developed by the receiving
                      party or any of its subsidiary;

               (v)                 is furnished to any third party (excluding
                      the Associated Companies) by the disclosing party without restriction on its disclosure;

               (vi)                is approved for release upon a prior written
                      consent of the disclosing party;

               (vii)               is disclosed pursuant to judicial order,
                      requirement of a governmental agency or by operation of law.

          (c)         Nondisclosure.  The receiving party agrees that it will
                      -------------
               not disclose any Confidential Information to any third party (except that Toshiba may disclose Confidential Information to its subsidiaries for purposes relating to this Agreement provided that they shall hold such information in confidence) and will not use Confidential Information of the disclosing party for any purpose other than for the performance of the rights and obligations hereunder during the term of this Agreement and for a period of five (5) years thereafter, without the prior written consent of the disclosing party. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein.

          (d)         Return of Confidential Information.  Upon the request of
                      ----------------------------------
               the disclosing party, the receiving party will promptly return all Confidential information furnished hereunder and all copies thereof.

          (e)         Publicity.  The parties agree that all publicity and
                      ---------
               public announcements concerning the formation and existence of this Agreement shall be jointly planned and coordinated by and among the parties. Neither party shall disclose any of the specific terms of this Agreement to any third party without the prior written consent of the other party, which consent shall not be withheld unreasonably. NeoMagic will be responsible for all communications with NeoMagic's customers concerning the subject matter hereof. Notwithstanding the foregoing, any party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other party.

          (f)         Remedy for Breach of Confidentiality.  If a party breaches
                      ------------------------------------
               any of its obligations with respect to confidentiality and unauthorized use of Confidential information hereunder, the non-breaching party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages notwithstanding anything to the contrary contained herein.

VI.2      Term and Termination.
          --------------------

          (a) This Agreement shall become effective on the Effective Date and shall remain in force for three (3) years thereafter unless it is earlier terminated by either party in accordance with the following.

          (b) Either party may terminate this Agreement with immediate effect, at its sole discretion, upon giving written notice to the other party, in case:

               (i)            the other party defaults in the performance of any
                      material obligation hereunder, and if any such default is not corrected within ninety (90) days after the defaulting party receives written notice of such default from the non-defaulting party,

               (ii)           the normal conduct of business of the other party
                      as a commercial enterprise ceases or is substantially altered for any reason, or

               (iii)          the other party files a petition in bankruptcy, or
                      is adjudicated bankrupt, or makes a general assignment for the benefit of creditors, or becomes insolvent, or is otherwise unable to meet its business obligations for a period of three (3) consecutive months.

          (c) Upon expiration or termination of this Agreement, all rights and obligations hereunder shall terminate forthwith except the provisions of Parts III, IV, V and VI.

VI.3      Force Majeure.  Either party shall not be liable to the other for
          -------------
          failure to perform any part of this Agreement, except for any due payment obligation, when such failure is due to fire, flood, strikes, labor troubles or other industrial disturbances, inevitable accidents, war (declared or undeclared),embargoes, blockages, legal restrictions, governmental regulations or orders, riots, insurrections, or any cause beyond the control of such party. However, the party so prevented from performance shall use diligent efforts to resume performance. This Agreement shall not be regarded as terminated or frustrated as a result of such failure of performance that does not exceed six (6) months, and the parties shall proceed under this Agreement when the causes of such non-performance have ceased or have been eliminated.

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

VI.4      Assignment.  The parties shall not assign or transfer this Agreement,
          ----------
          in whole or in part, or any right or obligation hereunder to any third party without the prior written consent of the other party. Notwithstanding the foregoing, in no event shall an initial public offering of NeoMagic, or any Associated Company, pursuant to the United States Securities Act of 1933 be considered an assignment of this Agreement or otherwise result in the termination of this Agreement. Subject to the foregoing, this Agreement and the parties' rights and obligations hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

VI.5      Governing Law.  This Agreement will be interpreted and enforced in
          -------------
          accordance with the laws of Japan without reference to conflicts of law principles.

VI.6      Arbitration.  Each party will make reasonable best efforts to resolve
          -----------
          amicably any disputes or claims under this Agreement among the parties. In the event that a resolution is not reached among the parties within thirty (30) days after written notice by any party of the dispute or claims, the dispute or claim shall be finally settled,
          (i) if brought by Toshiba, by binding arbitration in San Jose, California, and (ii) if brought by NeoMagic, by binding arbitration in Tokyo, Japan. Such arbitration shall be conducted under the Rules or Conciliation and Arbitration and auspices of the International Chamber of Commerce Court of Arbitration by three (3) arbitrators appointed in accordance with such rules. The award of arbitration shall be final and binding upon both parties, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any monetary award shall be payable in United States dollars.

VI.7      Export Controls.  Toshiba and NeoMagic acknowledge that they are each
          ---------------
          subject to regulation by agencies of the U.S. and Japanese Governments, including the U.S. Department of Commerce which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of the parties to provide technical information, technical assistance, any media in which any of the foregoing is contained, training and related technical data (collectively, "Data") shall be subject in all respects to such United States and Japanese laws and regulations as from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration. Neither party shall export or re-export, directly or indirectly, any technical information, including software, furnished hereunder or any direct products thereof, to any destination of the U.S.A. and/or Japan, including the U.S. Export Administration Regulations, without prior written authorization from the appropriate governmental authorities.

VI.8      Notice.  Any notice required or permitted to be given under this
          ------
          Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the following addresses of the other party, or to such other addresses as a party may designate by written notice in accordance with this
          Section 6.9 by overnight courier, or (iii) by electronic transmission with confirming letter mailed under the conditions described in (ii). Notice so given shall be deemed effective when received or if not received by reason or fault of addressee, when delivered.

          If to Toshiba, to:

     Toshiaki Ogi
     General Manager
     International Operations
     Electronic Components
     Toshiba Corporation
     1-1, Shibaura 1-chome
     Minato-ku, Tokyo 105-01
     Japan

          If to NeoMagic, to:

     Prakash Agarwal
     NeoMagic Corporation
     c/o Caledonian Bank & Trust Ltd.
     Ground Floor
     Caledonian House
     Mary Street
     P.O. Box 1043
     Georgetown, Grand Cayman, B.W.I.

          with a copy to:

          Wilson Sonsini Goodrich & Rosati
          650 Page Mill Road
          Palo Alto, California 94304-1050
          Attn: Michael J. Danaher

VI.9      Relationship of Parties.  The relationship between NeoMagic and
          -----------------------
          Toshiba under this Agreement is that of independent contractors and neither shall be, nor represent itself to be, the joint venture, franchiser, franchisee, partner, broker, employee, servant, agent, or representative of the other for any purpose whatsoever. No party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, another party or to bind another in any matter or thing whatsoever.

VI.10     Waiver.  Should any of the parties fail to exercise or enforce any
          ------
          provision of this Agreement or to waive any rights in respect thereto, such waiver or failure shall not be construed as constituting a continuing waiver or a waiver of any other right.

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

VI.11     Severability.  In the event that any provision or provisions of this
          ------------
          Agreement shall be held to be unenforceable, the parties shall renegotiate those provisions in good faith to be valid, enforceable substitute provisions which provisions shall reflect as closely as possible the intent of the original provisions of this Agreement. If the parties fail to negotiate a substitute provision, this Agreement will continue in full force and effect without said provision and will be interpreted to reflect the original intent of the parties.

VI.12     Entire Agreement.  This Agreement, including the Exhibits referred to
          ----------------
          herein and attached hereto sets forth the entire understanding of the parties, and supersedes any prior agreement between or among the parties with respect to the subject matter hereof. In case of any conflicts between this Agreement and any purchase orders, acceptances, correspondence, memorandum, listing sheets or other documents forming part of any order for Products, this Agreement shall govern. This Agreement shall not be amended or modified except by written instrument signed by the duly authorized representatives of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives or officers, effective as of the Effective Date.

Toshiba Corporation                                     NeoMagic Corporation

By: /s/ TOSHIAKI OGI                                    By: /s/ PRAKASH AGARWAL
    ----------------                                        -------------------

Name:  Toshiaki Ogi                                     Name:  Prakash Agarwal
       ------------                                            ---------------

     General Manager International                      CEO President
     Operations, Electrical Components Toshiba

Title:                                                  Title:

Date:                                                   Date:

Exhibits.
--------

I.   Toshiba's Technical Information
II.  DRAM Module Specification
III. Logic Portion Specification

                                   EXHIBIT I
                                   ---------

                        Toshiba's Technical Information
                        -------------------------------

Design Rule

SPICE Parameters

DRAM Core Size

Pin Configuration for DRAM Portion

Test Items for DRAM Portion

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                                  EXHIBIT II
                                  ----------




                           DRAM Module Specification



                                      [*]




















                     [*] Confidential Treatment Requested

                                  EXHIBIT III
                                  -----------

                          Logic Portion Specification
                          ---------------------------

The "Logic Portion" is the logic circuitry necessary to realize the graphics controller function and the input-output circuits (and associated circuits thereof) of the Product(s) developed by NeoMagic or its Associated Companies hereunder. The "Logic Portion" includes analog components developed by NeoMagic or its Associated Companies hereunder.